Exhibit 23.1

Consent of Independent Registered Public Accounting Firm	Raymond Chabot Grant Thornton LLP Suite 2000 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8 T 514-878-2691

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hut 8 Corp. of our report dated March 28, 2024, relating to the consolidated financial statements of Hut 8 Corp., which appears in Hut 8 Corp.’s Transition Report on Form 10-K for the transition period from July 1, 2023 to December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Montreal, Québec, Canada

December 4, 2024

Member of Grant Thornton International Ltd	rcgt.com